CONFORMED COPY










                       GREELEY GAS COMPANY












                     BOND PURCHASE AGREEMENT

                    Dated as of April 1, 1991













      Re: $17,000,000 First Mortgage Bonds, 9.40% Series J,
                         Due May 1, 2021






                        TABLE OF CONTENTS

Section                          Heading                     Page

  1.  Description of Bonds  . . . . . . . . . . . . . . . . . . 1

  2.  Sale of Bonds; Closing  . . . . . . . . . . . . . . . . . 1

  3.  Representations   . . . . . . . . . . . . . . . . . . . . 2

    3.1.  Representations of the Company  . . . . . . . . . . . 2
    3.2.  Representation of the Purchaser . . . . . . . . . . . 2

  4.  Closing Conditions  . . . . . . . . . . . . . . . . . . . 2

    4.1.  Closing Certificate . . . . . . . . . . . . . . . . . 2
    4 2.  Opinions  . . . . . . . . . . . . . . . . . . . . . . 2
    4 3.  Commission Authorization  . . . . . . . . . . . . . . 3
    4.4.  Proceedings, Instruments, etc . . . . . . . . . . . . 3

  5.  Expenses and Taxes  . . . . . . . . . . . . . . . . . . . 3

  6.  Financial Statements, etc   . . . . . . . . . . . . . . . 3

    6.1.  Quarterly Statements  . . . . . . . . . . . . . . . . 3
    6.2.  Annual Statements . . . . . . . . . . . . . . . . . . 3
    6.3.  Officer's Certificate . . . . . . . . . . . . . . . . 3
    6.4.  Accountant's Certificate  . . . . . . . . . . . . . . 4
    6.5.  SEC and Other Reports . . . . . . . . . . . . . . . . 4
    6.6.  Audit Reports . . . . . . . . . . . . . . . . . . . . 4
    6.7.  Notice of Default . . . . . . . . . . . . . . . . . . 4
    6.8.  Requested Information . . . . . . . . . . . . . . . . 4

  7.  Inspection Rights   . . . . . . . . . . . . . . . . . . . 4

  8.  Exchange of Bonds   . . . . . . . . . . . . . . . . . . . 5

  9.  Loss, Theft, Etc., of Bonds   . . . . . . . . . . . . . . 5

 10.  Direct Payment  . . . . . . . . . . . . . . . . . . . . . 5

 11.  Survival of Provisions, Successors  . . . . . . . . . . . 5

 12.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . 5

 13.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . 5

 14.  Law Governing   . . . . . . . . . . . . . . . . . . . . . 6

Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . 6










ATTACHMENTS

Schedule 1
Exhibit A - Ninth Supplemental Indenture
Exhibit B - Closing Certificate
Exhibit C - Legal Opinions























































                       GREELEY GAS COMPANY
               1301 Pennsylvania Street, Suite 800
                   Denver, Colorado 80203-5015


                     BOND PURCHASE AGREEMENT


Re:  $17,000,000 First Mortgage Bonds, 9.40% Series J,
     Due May 1, 2021

                                                            Dated
                                                    April 1, 1991


First Colony Life
 Insurance Company
700 Main Street
Lynchburg, VA 24504
Attention: Mr J. Alden Butler

Gentlemen:


               GREELEY GAS COMPANY, a Delaware corporation (the
"Company"), agrees with you as follows:

               1. Description of Bonds. The Company will autho-rize and create one issue of its First Mortgage Bonds designated as 9.40% Series J, due May 1, 2021, in the principal amount of $17,000,000 (the "Bonds"). The Bonds will be issued under and secured by an Indenture of Mortgage and Deed of Trust dated as of March 1, 1957 (the "Original Indenture"), from the Company to The Central Bank and Trust Company (now Central Bank Denver, National Association), as Trustee (the "Trustee"), as heretofore supple-mented and amended by eight supplemental indentures, and as to be further supplemented and amended by a Ninth Supplemental Inden-ture (the "Ninth Supplemental Indenture") which will be substan-tially in the form of the draft thereof attached hereto as Ex-hibit A, with such changes therein, if any, as shall be approved by you and by the Company. The Original Indenture as so amended and supplemented is herein called the "Indenture". The Bonds will be dated the date of delivery and will have the terms and provisions specified in the Ninth Supplemental Indenture.

               2. Sale of Bonds; Closing. Subject to the terms and conditions and upon the basis of the representations herein set forth, the Company hereby agrees to sell to you and you hereby agree to purchase from the Company, Bonds of the Series J in the principal amount set opposite your name in Schedule 1 hereto, at a price equal to the principal amount thereof. Payment shall be made by wire transfer of Federal Funds, or other funds current and immediately available, for credit to the Company's account as directed by the Company.

               Delivery of the Bonds will be made on June 14, 1991 or such later date (not later than June 30, 1991) as is





mutually agreeable (the date of delivery being herein called the "Closing Date"). The Bonds will be delivered at the office of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603. The Bonds will be delivered to you in the form of one fully registered Bond of the Series J being purchased by you and registered in your name or the name of such nominee as you may designate.

               3.   Representations.

               3.1. Representations of the Company. The Company represents and warrants that all representations set forth in the form of certificate annexed herein as Exhibit B are true and correct as of the date hereof and are hereby incorporated herein by reference with the same force and effect as though herein set forth in full.

               3.2. Representation of the Purchaser. You repre-sent that you are purchasing the Bonds for investment and not with a view to the resale or distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Bonds, provided that the disposition of your property shall at all times be and remain within your control.

               You further represent either (i) that you are acquiring the Bonds for your own account and with your general corporate assets and not with the assets of any separate account in which any employee benefit plan has any interest, or (ii) that no part of the funds to be used by you to acquire such Bonds constitutes assets allocated to any separate account maintained by you such that the application of such funds constitutes a prohibited transaction under Section 406(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As used in this Section, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.

               4. Closing Conditions. Your obligation to pur-chase and pay for the Bonds as herein contemplated shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Bonds and to the following additional conditions precedent to be satisfied on or before the Closing Date.

               4.1. Closing Certificate. You shall receive from the Company a certificate, dated the Closing Date, duly autho-rized, executed and delivered by the Company, substantially in the form of the certificate annexed hereto and marked Exhibit B, the truth and accuracy of which shall be conditions precedent to your obligations hereunder.

               4.2. Opinions. You shall receive from Chapman and Cutler, your special counsel in connection with this transac-tion, and from William F. Skewes, counsel for the Company, their






respective opinions, dated the Closing Date, in form and sub-stance satisfactory to you and covering the matters set forth in Exhibit C hereto.

               4.3. Commission Authorization.  The Colorado
Public Utilities Commission, the Kansas Corporation Commission and the Missouri Public Service Commission shall each have en-tered an appropriate order authorizing the sale of the Bonds as herein contemplated and each such order shall have become final and unappealable.

               4.4. Proceedings, Instruments, etc. All proceed-ings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to you and your special coun-sel; and you shall receive copies of all documents which you may reasonably request in connection with said transactions and all corporate proceedings in connection therewith, in form and sub-stance satisfactory to you and your special counsel.

               5. Expenses and Taxes. The Company agrees, whether or not any of the Bonds shall be issued and sold pursuant hereto, to bear all expenses in connection with the authoriza-tion, preparation, issuance, sale and delivery to you at your home office or such other place as you may designate of the Bonds, including, without limitation, the cost of document prepa-ration, all issuance taxes and other taxes and fees payable in connection with such transactions and the charges and disburse-ments of your special counsel for their services in connection with the subject matter of this Agreement.

               6.   Financial Statements, etc.  The Company
agrees that, so long as you shall hold any of the Bonds, it will deliver to you:

               6.1. Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly period, except the last, of each fiscal year of the Company, a balance sheet of the Company as at the end of such period and statements of income of the Company for the period beginning on the first day of such fiscal year and ending on the date of such balance sheet, in each case setting forth in comparative form the corresponding figures for the corresponding period of the preced-ing fiscal year, all in reasonable detail and certified, subject to year-end audit adjustments, and certified by the principal financial officer of the Company as complete and correct in all material respects.

               6.2. Annual Statements. Within 120 days after the end of each fiscal year, a copy of its balance sheet as at the end of such year and of its income and cash flow statements for such year, together with comparable figures for the preceding fiscal year, in reasonable detail, certified and accompanied by a report thereon by Ernst & Young or other independent certified public accountants of recognized national standing selected by






the Company and satisfactory to you to the effect that the finan-cial statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly, in all material respects, the financial condition of the Company and the result of its operations and its cash flows for the fiscal year then ended.

               6.3. Officer's Certificates. Within the periods provided in Sections 6.1 and 6.2, a certificate signed by an authorized financial officer of the Company stating that based upon such examination or investigation as the officer signing such certificate shall have deemed necessary to enable such officer to render an informed opinion in respect thereof, in such officer's opinion, no Event of Default (as described in the Indenture) or event which would so become an Event of Default with the lapse of time or the giving of notice, or both, existed at any time during such fiscal year, except for Events of Default or Defaults, if any, described in such certificate in reasonable detail, with a statement of the Company's action with respect thereto taken or proposed.

               6.4. Accountant's Certificate. Within the period provided in section 6.2 above, the written statement of such accountants that in making the examination necessary to their certification of such audit report they have obtained no knowl-edge of any Event of Default, or event which with the lapse of time or giving of notice, or both, would become an Event of Default set forth in the Indenture, or if such accountants shall have obtained knowledge of any such Event of Default or event which would so become an Event of Default, they shall disclose in such statement the Default or Defaults and the nature thereof.

               6.5. SEC and Other Reports. As soon as avail-able, any proxy statements, financial statements and reports that the Company sends or makes available generally to its stockhold-ers and copies, if any, of all regular and periodic reports and of all registration statements which the Company files with the Securities and Exchange Commission or with any securities ex-change and copies of any orders in any proceedings to which the Company is a party, issued by any governmental agency, Federal or state, which would have a material adverse affect on the business of the Company.

               6.6. Audit Reports. Promptly upon receipt there-of, copies of all detailed reports, if any, submitted to the Company by independent public accountants in connection with each annual or interim audit by such accountants of the books of the Company.

               6.7. Notice of Default. Promptly after any officer of the Company obtains knowledge of any Event of Default under the Indenture, written notice describing such Event of Default in reasonable detail, with a statement of the Company's action with respect thereto, taken or proposed.







               6.8. Requested Information. Such additional information as you may reasonably request concerning the Company.

               7. Inspection Rights. The Company agrees that so long as you shall hold any of the Bonds, you may from time to time, at your own expense, visit any of the offices and proper-ties of the Company and discuss in reasonable detail the affairs, finances and accounts of the Company with the officers of the Company. The Company further agrees that, so long as you shall hold any of the Bonds, all books, documents and vouchers relating to the business and affairs of the Company shall at all times be open to the inspection of such accountant or other agent (who may make copies of any or all such records) as shall from time to time be designated and compensated by you.

               8. Exchange of Bonds. The Company agrees that, within reasonable time, not exceeding 90 days, after you shall have made written request therefor of the Company, it will de-liver to you at the office of the Trustee, in exchange for any or all of the Bonds delivered to you at the closing definitive registered Bonds without coupons in such authorized denominations as you shall request. The Company shall bear all expenses (in-cluding any documentary or other similar taxes but excluding any transfer or other similar taxes) and shall make no charge in connection with the preparation, issue and delivery to you of the Bonds to be delivered to you upon such exchange. The Company will pay the charges for shipping to and from your office set forth above, or such other place as you shall designate, the Bonds issued upon any aforesaid exchange.

               9. Loss, Theft, Etc., of Bonds. In the event of mutilation of any Bond owned by you, upon surrender and cancella-tion of such Bond, the Company will deliver a new Bond, of like tenor, in lieu of such mutilated Bond. If you are the owner of any lost, stolen or destroyed Bond, then the affidavit of your President or a Vice President, setting forth the fact of loss, theft or destruction and of your ownership of the Bond at the time of such loss, theft or destruction shall be accepted by the Company as satisfactory evidence thereof and no indemnity shall be required as a condition to execution and delivery of a new Bond other than your written agreement to indemnify the Company and the Trustee under the Indenture. No charge will be made to you for the delivery of a new Bond pursuant to this paragraph.

               10. Direct Payment. The Company agrees that it will pay to you at the address and in the manner specified for payments in Schedule 1 hereto or such other place as you may designate all partial payments of principal and all payments of interest on the Bonds owned by you without any presentation or surrender thereof at the office of the Trustee. You agree that you will not sell, transfer or otherwise dispose of any Bond unless prior to delivery thereof such Bond shall have been pre-sented to the Trustee either (a) for notation thereon of the portion of the principal amount thereof which has been paid, or
(b) in exchange for a new Bond or Bonds of the same Series in






aggregate principal amount equal to the unpaid portion of the Bonds presented to the Trustee.

               11. Survival of Provisions, Successors. The Company agrees that all of its covenants, agreements, representa-tions and warranties made herein and in any and all certificates delivered pursuant hereto shall survive the delivery to you of the Bonds and the provisions of this Agreement shall bind and shall inure to the benefit of the parties hereto and their suc-cessors and assigns.

               12. Notices. All communications provided for hereunder shall be in writing, mailed or delivered, postage prepaid, at the respective addresses appearing on the first page of this Agreement, or to such other address as you or the Company may designate to the other in writing.

               13. Counterparts. This Agreement may be simulta-neously executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts together shall constitute but one and the same instrument.

               14. Law Governing. This Agreement shall be gov-erned by the laws of the State of Colorado.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed copy of this Agreement, whereupon it shall become a binding agreement between us.

                              GREELEY GAS COMPANY


                              By /s/ David L. Meyer
                                 ----------------------------
                                    Vice   President
                                 ----------

               The foregoing is hereby confirmed and accepted as of the date first above written.

                              FIRST COLONY LIFE
                               INSURANCE COMPANY


                              By /s/ J. Alden Butler
                                 ----------------------------
                                 Senior Vice President












               The agreements set forth in Sections 9 and 10 of this Agreement are satisfactory to the undersigned in form and substance.


                              CENTRAL BANK DENVER,
                               NATIONAL ASSOCIATION
                               as Trustee



                              By  /s/ Kenneth B. Buckius
                                 ----------------------------
                                      Trust Officer















































                                                        Principal
                                                  Amount of Bonds
Name and Address of Purchasers                    to be Purchased
- - ------------------------------                    ---------------
FIRST COLONY LIFE INSURANCE                           $17,000,000
 COMPANY
700 Main Street
Lynchburg, Virginia 24504
Attention: Mr. J. Alden Butler

Payments


   All payments on or in respect of the Bonds to be by bank wire transfer of Federal or other immediately available funds (identi-fying each payment as "Greeley Gas Company
   First Mortgage Bonds 9.40% Series J, due
   2021, principal or interest") to:

      Crestar Bank
      Richmond, Virginia
      ABA #0510-0002-0
      Attention: Barbara Crossman
                         Institutional Custody

      for credit to First Colony
      Life Insurance Company's
      Account No. 10765400


Notices

   All notices and communications, including notices with respect to payments and writ-ten confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Bonds are to be issued: None.










                                 SCHEDULE 1
                        (to Bond Purchase Agreement)





                                 EXHIBIT B

                            GREELEY GAS COMPANY

                            CLOSING CERTIFICATE

First Colony Life Insurance Company
700 Main Street
Box 1280
Lynchburg, VA 24504

Gentlemen:

               This Certificate is delivered to you responsive to the re-quirements of the Bond Purchase Agreement (the "Agreement"), dated as of April 1, 1991, between you and the undersigned, GREELEY GAS COMPANY, a Delaware corporation (the "Company"), relative to your purchase this date from the Company of its First Mortgage Bonds of the Series J in the amount set forth in Schedule 1 to the Agreement (the "Bonds"), and this Certificate is delivered to you simultaneously with and as an inducement to your purchase of such Bonds from the Company.

               The Company hereby represents and warrants to you as follows:

               1. Organization. The Company is a corporation duly incorpo-rated and validly existing and in good standing under the laws of the State of Delaware, is duly qualified and in good standing as a foreign corporation in the States of Colorado, Kansas and Missouri and has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted. The properties now owned and the business now transacted by the Company do not require it to be qualified as a foreign corporation in any states other than Colorado, Kansas and Missouri. The Company has no subsidiaries.

               2. Business and Property. You have heretofore been fur-nished with a copy of the Private Placement Memorandum dated February, 1991 (the "Memorandum"), prepared by Smith Barney, Harris Upham & Co. Incorporated which generally sets forth the business conducted and proposed to be con-ducted by the Company.

               3. Financial Statements. The Company has heretofore deliv-ered to you copies of the balance sheets of the Company as of December 31 for each of the years 1985 through 1990 and the related statements of income and retained earnings and cash flows (or changes in financial position) for the fiscal years ended on said dates certified (i) in the case of such balance sheets as of dates prior to 1989 and such statements for fiscal years ended prior to 1989, by Arthur Young & Co., independent certified public accoun-tants and (ii) in the case of such balance sheets as of dates subsequent to 1988 and such statements for fiscal years subsequent to 1988 by Ernst &
Young, independent certified public accountants. The Company has also hereto-fore delivered to you the unaudited balance sheets of the Company as of March 31, 1991 and the unaudited statements of income and retained earnings and cash flows for the three month period ended on said date prepared by the Company. The financial statements referred to above (including any related schedules and notes) fairly present the financial condition of the Company at the respective dates of such balance sheets and the results of its operations throughout the respective periods involved and were prepared in accordance





with generally accepted accounting principles consistently followed through-out the periods involved.

               Since December 31, 1990 there has been no change in the financial condition of the Company from that set forth in the balance sheet as at December 31, 1990, other than changes in the ordinary course of busi-ness, and no such changes individually or in the aggregate have been materi-ally adverse changes; and since December 31, 1990, neither the business nor the properties of the Company have been materially and adversely affected in any way as the result of any fire, explosion, windstorm, drought, accident, strike, lockout, flood, earthquake, embargo, riot, government action or act of God or of the public enemy.

               4. Title to Properties; Lien of Indenture. The Company has good and marketable title to all properties described in the granting clauses of the Indenture other than than properties released from the lien thereof pursuant to the terms thereof. The Company owns interests in real property only in the states of Colorado and Kansas. There are no liens, charges or encumbrances on any of the properties or assets of the Company except the lien of the Company's Indenture (as defined in the Agreement) and encum-brances permitted thereby. The property described in said Indenture will be all of the property owned by the Company as of the Closing Date.

               5. Regulatory Approval. The issuance and sale of the Bonds by the Company and the consummation of the transactions contemplated by the Agreement do not require the authorization, approval or consent of any governmental body, commission, board or agency other than the authorization of the Colorado Public Utilities Commission, the Kansas Corporation Commis-sion and the Missouri Public Service Commission, which authorizations have been obtained.

               6. Franchises, etc. The Company holds such valid and subsisting certificates of convenience and necessity, grant, franchises, licenses, permits and easements, free from unduly burdensome restrictions, as are necessary to enable it to carry on the business now being conducted by it.

               7. Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened, against or affecting the Company at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, in the opinion of the Company, involves the possibility of any judgment or liability that may result in any material adverse change in the business, properties or assets or in the condition, financial or otherwise, of the Company.

               8. Burdensome Agreements. The Company is not a party to any contract, agreement, judgment, decree or order, or subject to any charter, by-laws or other like corporate restriction which materially adversely affects, or in the future may (so far as the Company can now foresee) materi-ally adversely affect, its business, properties or assets, or its condition, financial or otherwise, nor is it a party to any material management contract providing for special bonus or profit sharing arrangements.








               9. Conformity with Law and Other Agreements. The execution and delivery of the Agreement, the Ninth Supplemental Indenture and the Bonds and the performance of and compliance with all of the terms and provisions thereof will not violate any provision of law or of the charter or by-laws of the Company and will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any charter, by-law, indenture, mortgage, deed of trust, agreement, instrument, judgment, decree or order to which the Company is subject. The Company is not in violation of any term of its charter or by-laws, or of any term of any agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to it, the violation of which would materially adversely affect the business, operations, properties or financial position of the Company.

               10. Taxes. All tax returns required to be filed by the Company have been filed and all taxes, assessments, fees and other governmen-tal charges upon the Company or upon any of its properties or assets which are due and payable have been paid. No controversy in respect of additional taxes is pending or, to the knowledge of the Company, threatened, that would have a materially adverse effect upon the Company if adversely determined. The provision for taxes on the books of the Company is, in the opinion of the Company, adequate for all open years and for its current fiscal period.

               11. Holding Company Act Status. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

               12. Defaults. There is no event of default or event which with the giving of notice and/or the lapse of time would constitute an event of default under any indenture (including the Indenture), mortgage, deed of trust, agreement or instrument to which the Company is a party.

               13. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Bonds or any similar security or has solicited or will solicit an offer to acquire the Bonds or any similar security from or has otherwise approached or negoti-ated or will approach or negotiate in respect of the Bonds or any similar security with any person other than the Purchaser and not more than 45 other institutional investors, each of whom was offered a portion of the Bonds at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Bonds or any similar security or has solicited or will solicit an offer to acquire the Bonds or any similar security from any person so as to bring the issuance and sale of the Bonds within the provisions of Section 5 of the Securities Act of 1933, as amended.

               14. ERISA. The consummation of the transactions provided for in the Agreements and compliance by the Company with the provisions thereof and the Bonds issued thereunder will not involve any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended. Each "pension plan", as such term is defined in ERISA, established or maintained by the Company (a "Plan") complies in all material respects






with all applicable statutes and governmental rules and regulations, and (a) no "reportable event", as such term is defined in ERISA, has occurred and is continuing with respect to any Plan, (b) the Company has not withdrawn from any Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company of any material liability, fine or penalty. No Plan maintained by the Company, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. The Company has no contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to you.

               15. Disclosure. Neither the financial statements heretofore furnished to you in connection with the issuance of the Bonds nor any certificate or statement furnished to you by or on behalf of the Company in connection with the transaction contemplated by the Agreement contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading. To the best of the knowledge of the Company, there is no fact which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business or pros-pects or condition (financial or otherwise) of the Company or any of its respective properties or assets which has not been set forth herein or in a certificate or statement furnished to you by the Company.

               16. Use of Proceeds, Acquisition. The proceeds from the sale of the Bonds will be used to retire $7,250,000 of long term debt, reduce short-term debt, finance current construction projects and for general corporate purposes.

               17. Compliance with Environmental Laws. The Company is not in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Company. The Company does not know of any liability or class of liability of the Company under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

Dated:

                                  GREELEY GAS COMPANY







                              By ___________________________

                                   _______ President



























































                                                                  EXHIBIT C

                               LEGAL OPINIONS


               A. The opinion of Chapman and Cutler, special counsel for the purchaser, shall be to the effect that:

               1. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, is duly qualified and in good standing as a foreign corporation under the laws of the State of Colorado, is duly qualified and in good standing as a foreign corporation under the laws of the State of Kansas, is duly qualified and in good standing as a foreign corporation under the laws of the State of Missouri, and has adequate corporate power and authority to carry on its business as now conducted.

               2. The Agreement has been duly authorized by the Company and duly executed and delivered by an authorized officer of the Company and constitutes the valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent enforceability is limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

               3. The Indenture has been duly authorized by the Company and duly executed and delivered by authorized officers of the Company, creates a valid lien upon the interest of the Company in all real and personal property therein described as intended to be covered thereby, and is a valid and legally binding instrument of the Company enforceable in accordance with its terms except as they may be limited by the laws of the States of Colorado, Kansas and Missouri, wherein the property subject to the lien thereof is located, with respect to or affecting the remedies to enforce the security provided by the Indenture, which laws do not, in the opinion of such counsel, make inadequate the remedies necessary for the realization of the benefits of such security, or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

               4. The Bonds have been duly authorized by the Company, have been duly executed and delivered by authorized officers of the Company and duly authenticated by the Trustee, and have been duly issued, and (subject to the qualifications expressed in paragraph 2 above), are legally valid and binding obligations of the Company, enforceable in accordance with their terms, and are entitled to the benefits and security afforded by the Indenture.

               5. The issue and sale of the Bonds and the execution and delivery of the Ninth Supplemental Indenture have, to the extent required by law, been duly authorized by separate orders of the Colorado Public Utilities Commission, the Kansas Corporation Commission and the Missouri Public Service Commission and each such order is not subject to any appeal or modification which would affect the validity or terms of the Bonds. No other approval or consent of any governmental authority is required for the issuance and sale of the Bonds as contemplated by the Agreement and the execution and delivery of the Ninth Supplemental Indenture.





               6. The offering, sale and delivery of the Bonds under the circumstances contemplated by the Agreement constitute an exempted transaction which does not require registration under the Securities Act of 1933, or qualification of the Indenture under the Trust Indenture Act of 1939.

               7. The legal opinion of William F. Skewes, counsel for the Company, delivered pursuant to the Agreement is satisfactory in scope and form and in our opinion you are justified in relying thereon.

               The opinion of such counsel shall also cover such other matters incident to the transactions contemplated by this Agreement as you may request.

               In giving the foregoing opinions Chapman and Cutler may rely on the opinion of William F. Skewes, as to the authorization, execution and validity of the Original Indenture and the first six supplemental indentures, the title of the Company to its properties, the recording of the Indenture, the lien created thereby and matters of the laws of the States of Colorado, Kansas and Missouri.

               B. The opinion of Wllliam F. Skewes, counsel for the Company, shall cover the matters set forth in paragraphs 1 through 6 above and shall be to the further effect that:

               (i) The Company has good and marketable fee title to all of the real property described in the Indenture and now owned by the Company, subject to no lien prior to, or on a parity with, the lien of the Indenture except as otherwise expressly stated therein, and except permitted encumbrances as defined in the Indenture, mechanics', materialmen's or other statutory liens not of record when the Ninth Supplemental Indenture was recorded, rights of parties in possession not shown of record and matters which would be revealed by a current survey; and the Company has acquired all other property in a manner consistent with the practices generally employed in the industry and has title or other possessory rights thereto sufficient for the ownership, maintenance and operation of its public utility systems.

               (ii) The Indenture has been duly recorded as a mortgage of real property and filed by way of financing statements as a security interest in personal property in the proper offices in the States of Colorado, Kansas and Missouri in which the Company owns property described in the Indenture, and the Indenture constitutes a valid, direct first mortgage lien upon the real property described therein and now owned by the Company and a valid, direct perfected security interest upon all other properties owned or held by the Company which are described or referred to therein as being subject to the lien thereof, subject to permitted encumbrances and the other matters to which the Indenture permits title to be subject, mechanics', materialmen's or other statutory liens not of record, rights of parties in possession not shown of record, and matters which would be revealed by a current survey; the descriptions contained in the granting clauses of the Indenture of the real property are in all respects sufficient descriptions of such property to subject such property to the direct and valid first lien of the Indenture and for all the purposes of the Indenture.






               (iii) All fees and taxes payable in connection with the execution, delivery, filing or recordation of the Ninth Supplemental Indenture and filing of related financing statements or the execution, authentication, issue or delivery of the Bonds have been paid.

               (iv) The franchises, licenses, permits and certificates of convenience and necessity held by the Company are validly held by the Company in all material respects and give to the Company all necessary authority for the operation and maintenance of its systems and of its business and property.

               In rendering his opinion Company counsel may, to the extent that he considers advisable and proper (and state in his opinion), rely on the opinions of other Colorado, Kansas and Missouri counsel delivered in connection with previous bond issues by the Company, upon searches for Uniform Commercial Code filings and upon certificates of officers of the Company with respect to titles to property, the recording and lien of the Indenture and the adoption and validity of local franchises, and upon the opinion of Kansas and Missouri counsel as to all matters of Kansas and Missouri law, provided (i) copies of such opinions and certificates are supplied to the purchaser and (ii) such Kansas and Missouri counsel shall be acceptable to the purchasers and its special counsel.

































